                                                                     EXHIBIT 4.3

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                        SENSIENT TECHNOLOGIES CORPORATION

                             ----------------------

                             NOTE PURCHASE AGREEMENT

                             ----------------------

                          DATED AS OF NOVEMBER 29, 2001


          $30,000,000 5.85% SERIES A SENIOR NOTES DUE NOVEMBER 29, 2006
       (euro)94,033,227 5.63% SERIES B SENIOR NOTES DUE NOVEMBER 29, 2006
       (euro)40,000,000 5.63% SERIES C SENIOR NOTES DUE NOVEMBER 29, 2006



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

                                TABLE OF CONTENTS

                                                                                                     Page
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1.       AUTHORIZATION OF NOTES...................................................................     1

2.       SALE AND PURCHASE OF NOTES...............................................................     2

3.       CLOSING..................................................................................     2

4.       CONDITIONS TO CLOSING....................................................................     3
         4.1.     Representations and Warranties..................................................     3
         4.2.     Performance; No Default.........................................................     3
         4.3.     Compliance Certificates.........................................................     3
         4.4.     Opinions of Counsel.............................................................     4
         4.5.     Purchase Permitted By Applicable Law, etc.......................................     4
         4.6.     Sale of Other Notes.............................................................     4
         4.7.     Payment of Special Counsel Fees.................................................     4
         4.8.     Private Placement Number........................................................     5
         4.9.     Changes in Corporate Structure..................................................     5
         4.10.    Proceedings and Documents.......................................................     5

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................................     5

         5.1.     Organization; Power and Authority...............................................     5
         5.2.     Authorization, etc..............................................................     6
         5.3.     Disclosure......................................................................     6
         5.4.     Organization and Ownership of Shares of Subsidiaries; Affiliates................     6
         5.5.     Financial Statements............................................................     7
         5.6.     Compliance with Laws, Other Instruments, etc....................................     8
         5.7.     Governmental Authorizations, etc................................................     8
         5.8.     Litigation; Observance of Agreements, Statutes and Orders.......................     8
         5.9.     Taxes...........................................................................     9
         5.10.    Title to Property; Leases.......................................................     9
         5.11.    Licenses, Permits, etc..........................................................     9
         5.12.    Compliance with ERISA...........................................................    10
         5.13.    Private Offering by the Company.................................................    11
         5.14.    Use of Proceeds; Margin Regulations.............................................    11
         5.15.    Existing Indebtedness, Future Liens.............................................    12
         5.16.    Foreign Assets Control Regulations, etc.........................................    12
         5.17.    Status under Certain Statutes...................................................    13
         5.18.    Environmental Matters...........................................................    13
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                                TABLE OF CONTENTS

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6.       REPRESENTATIONS OF THE PURCHASER........................................................    13
         6.1.     Purchase for Investment........................................................    13
         6.2.     Source of Funds................................................................    14

7.       INFORMATION AS TO COMPANY...............................................................    15
         7.1.     Financial and Business Information.............................................    15
         7.2.     Officer's Certificate..........................................................    19
         7.3.     Inspection.....................................................................    20

8.       PAYMENT OF THE NOTES....................................................................    21
         8.1.     Payment at Maturity............................................................    21
         8.2.     Optional Prepayments with Make-Whole Amount....................................    21
         8.3.     Allocation of Partial Prepayments..............................................    21
         8.4.     Maturity; Surrender,etc........................................................    22
         8.5.     No Other Optional Prepayments or Purchase of Notes.............................    22
         8.6.     Make-Whole Amount..............................................................    22

9.       AFFIRMATIVE COVENANTS...................................................................    34
         9.1.     Compliance with Law............................................................    34
         9.2.     Insurance......................................................................    34
         9.3.     Maintenance of Properties......................................................    34
         9.4.     Payment of Taxes and Claims....................................................    34
         9.5.     Corporate Existence, etc.......................................................    35
         9.6.     Compliance with ERISA..........................................................    35
         9.7.     Pari Passu Ranking.............................................................    35

10.      NEGATIVE COVENANTS......................................................................    35
         10.1.    Transactions with Affiliates...................................................    36
         10.2.    Merger, Consolidation, Etc.....................................................    36
         10.3.    Liens..........................................................................    36
         10.4.    Sale of Assets.................................................................    39
         10.5.    Limitation on Incurrence of Funded Debt........................................    39
         10.6.    Fixed Charge Coverage Ratio....................................................    40
         10.7.    Consolidated Adjusted Net Worth................................................    40

11.      EVENTS OF DEFAULT.......................................................................    40

12.      REMEDIES ON DEFAULT, ETC................................................................    43
         12.1.    Acceleration...................................................................    44
         12.2.    Other Remedies.................................................................    44
         12.3.    Rescission.....................................................................    45
         12.4.    No Waivers or Election of Remedies, Expenses, etc..............................    45

                                       ii

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                                TABLE OF CONTENTS

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13.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES..........................................    45
         13.1.    Registration of Notes.........................................................    45
         13.2.    Transfer and Exchange of Notes................................................    46
         13.3.    Replacement of Notes..........................................................    46

14.      PAYMENTS ON NOTES......................................................................    47
         14.1.    Place of Payment..............................................................    47
         14.2.    Home Office Payment...........................................................    47
15.      EXPENSES, ETC..........................................................................    48
         15.1.    Transaction Expenses..........................................................    48
         15.2.    Survival......................................................................    48

16.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT...........................    48

17.      AMENDMENT AND WAIVER...................................................................    49
         17.1.    Requirements..................................................................    49
         17.2.    Solicitation of Holders of Notes..............................................    49
         17.3.    Binding Effect, etc...........................................................    50
         17.4.    Notes held by Company; Conversion Rate........................................    50

18.      NOTICES................................................................................    50

19.      REPRODUCTION OF DOCUMENTS..............................................................    51

20.      CONFIDENTIAL INFORMATION...............................................................    52

21.      SUBSTITUTION OF PURCHASER..............................................................    53

22.      TAX INDEMNIFICATION....................................................................    54

23.      MISCELLANEOUS..........................................................................    58
         23.1.    Successors and Assigns........................................................    58
         23.2.    Payments Due on Non-Business Days.............................................    58
         23.3.    Severability..................................................................    58
         23.4.    Construction..................................................................    58
         23.5.    Counterparts..................................................................    59
         23.6.    Change of Currency............................................................    59
         23.7.    Governing Law.................................................................    59
         23.8.    Waiver of Jury Trial; Consent to Jurisdiction.................................    59

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                                TABLE OF CONTENTS

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EUR/USD Cross-Currency Swap......................................................................    1

Indicative Terms and Conditions for Swap Transaction.............................................    1

                              SCHEDULES & EXHIBITS

SCHEDULE A         --      Purchaser Information
SCHEDULE B         --      Defined Terms
SCHEDULE 3         --      Payment Instructions
SCHEDULE 4.9       --      Changes in Corporate Structure
SCHEDULE 5.3       --      Disclosure Materials
SCHEDULE 5.4       --      Subsidiaries and Affiliates
SCHEDULE 5.5       --      Financial Statements
SCHEDULE 5.14      --      Use of Proceeds
SCHEDULE 5.15      --      Existing Indebtedness and Liens
SCHEDULE 8.6(c)    --      Initial Swap Agreements
SCHEDULE 10.5      --      Existing Funded Debt
EXHIBIT 1-A        --      Form of 5.85% Series A Note due November 29, 2006
EXHIBIT 1-B        --      Form of 5.63% Series B Note due November 29, 2006
EXHIBIT 1-C        --      Form of 5.63% Series C Note due November 29, 2006
EXHIBIT 4.4(a)(i)  --      Form of Opinion of Special Counsel for Company
EXHIBIT 4.4(a)(ii) --      Form of Opinion of General Counsel for the Company
EXHIBIT 4.4(b)     --      Form of Opinion of Special Counsel for Purchasers

                        SENSIENT TECHNOLOGIES CORPORATION

          $30,000,000 5.85% Series A Senior Notes Due November 29, 2006
       (euro)94,033,227 5.63% Series B Senior Notes Due November 29, 2006
       (euro)40,000,000 5.63% Series C Senior Notes Due November 29, 2006

                                                   Dated as of November 29, 2001

To the Purchaser Named on
the Signature Page Hereto

Ladies and Gentlemen:

     SENSIENT TECHNOLOGIES CORPORATION, a Wisconsin corporation (together with its successors and assigns, the "Company"), agrees with you as follows:

1.   AUTHORIZATION OF NOTES

     The Company will authorize the issue and sale of

          (a) $30,000,000 aggregate principal amount of its 5.85% Series A Senior Notes due November 29, 2006 (the "Series A Notes", such term to include any such notes issued in substitution therefor pursuant to Section 14 of this Agreement or the Other Agreements (as hereinafter defined));

          (b) (euro)94,033,227 aggregate principal amount of its 5.63% Series B Senior Notes due November 29, 2006 (the "Series B Notes", such term to include any such notes issued in substitution therefor pursuant to Section 14 of this Agreement or the Other Agreements (as hereinafter defined)); and

          (c) (euro)40,000,000 aggregate principal amount of its 5.63% Series C Senior Notes due November 29, 2006 (the "Series C Notes", such term to include any such notes issued in substitution therefor pursuant to Section 14 of this Agreement or the Other Agreements (as hereinafter defined)).

The Series A Notes shall be substantially in the form set out in Exhibit 1-A, the Series B Notes shall be substantially in the form set out in Exhibit 1-B and the Series C Notes shall be substantially in the form set out in Exhibit 1-C, in each case with such changes therefrom, if any, as may be approved by you and the Company. The term "Notes", as used herein, shall include each of the Series A Notes, the Series B Notes and the Series C Notes (each a

"Series") and any promissory note delivered in substitution or exchange for any Notes pursuant to Section 13, and the term "Note" shall refer to any one of such Notes. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.   SALE AND PURCHASE OF NOTES

     Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified below your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "Other Agreements") identical with this Agreement with each of the other purchasers named in Schedule A (the "Other Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount and the Series specified below its name in Schedule A. The sales of the Notes to you and to each Other Purchaser are to be separate sales; provided however, the Company and you agree that this Agreement and the Other Agreements shall constitute one single agreement for purposes of applying any statute otherwise limiting any choice of law, choice of forum, interest, fees or other contractual provision if the statute validates such contractual provision, or exempts from the statute's limitation on such contractual provision, a single agreement creating or evidencing obligations above a threshold amount specified in that statute. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

3.   CLOSING

     The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of [Bingham Dana LLP, 399 Park Avenue, New York, New York 10022 at 10:00 a.m., local time, at a closing (the "Closing") on November 29, 2001. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least (euro)1,000,000 (in the case of the Series B and Series C Notes) or $1,000,000 (in the case of Series A Notes) as you may request), dated the date of the Closing and registered in your name (or in the name of your nominee), as indicated in Schedule A, against payment by wire transfer in immediately available funds of the currency in the amount of the purchase price therefor as directed by the Company in Schedule 3. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.   CONDITIONS TO CLOSING

     Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

     4.1. Representations and Warranties.

     The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

     4.2. Performance; No Default.

     The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by any of Sections 10.1, 10.2, 10.4 or 10.5 had such Sections applied since such date.

     4.3. Compliance Certificates.

          (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

          (b) Secretary's Certificate. The Company shall have delivered to you a certificate of its Secretary or one of its Assistant Secretaries, dated the date of the Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, this Agreement and the Other Agreements.

     4.4. Opinions of Counsel.

     You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing, from:

          (a) (i) Debevoise & Plimpton, counsel for the Company, substantially in the form set out in Exhibit 4.4(a)(i), and (ii) John L. Hammond, Esq., General Counsel for the Company, substantially in the form set out in
     Exhibit 4.4(a)(ii), and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs such counsel to deliver such opinion to you); and

          (b) Bingham Dana LLP, your special counsel in connection with such transactions, substantially in the form set out in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

     4.5. Purchase Permitted By Applicable Law, etc.

     On the date of the Closing your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance
Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

     4.6. Sale of Other Notes.

     Contemporaneously with the Closing the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

     4.7. Payment of Special Counsel Fees.

     Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4(b) to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the date of the Closing.

     4.8. Private Placement Number.

     A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

     4.9. Changes in Corporate Structure.

     Except as specified in Schedule 4.9, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

     4.10. Proceedings and Documents.

     All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to you, as of the date of the Closing, that:

     5.1. Organization; Power and Authority.

     The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

     5.2. Authorization, etc.

     This Agreement, the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     5.3. Disclosure.

     The Company, through its agent, Deutsche Bank Securities Inc., has delivered to you and each Other Purchaser a copy of a Private Placement Memorandum, dated October, 2001 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except as disclosed in Schedule 5.3, this Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since December 31, 2000, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

     5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates.

          (a) Schedule 5.4 contains (except as noted therein) complete and correct lists of (i) the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and (ii) the Company's Affiliates, other than Subsidiaries.

          (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 that are owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

          (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

          (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed in Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

     5.5. Financial Statements.

     The Company has delivered to you and each Other Purchaser copies of the financial statements of the Company and its Subsidiaries listed in Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

     5.6. Compliance with Laws, Other Instruments, etc.

     The execution, delivery and performance by the Company of this Agreement and the Notes will not:

          (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or bylaws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected;

          (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary; or

          (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

     5.7. Governmental Authorizations, etc.

     No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

     5.8. Litigation; Observance of Agreements, Statutes and Orders.

          (a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental
     Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     5.9. Taxes.

     The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended September 30, 1992.

     5.10. Title to Property; Leases.

     The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

     5.11. Licenses, Permits, etc.

          (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

          (b) To the best knowledge of the Company, neither the conduct of its business nor any product of the Company or any Subsidiary infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person.

          (c) To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

     5.12. Compliance with ERISA.

          (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

          (b) The present value of the aggregate benefit liabilities under each of the Plans subject to Title IV of ERISA (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term

     "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

          (c) The Company and the ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

          (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

          (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this
     Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the Sources used to pay the purchase price of the Notes to be purchased by you.

     5.13. Private Offering by the Company.

     Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than 28 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act.

     5.14. Use of Proceeds; Margin Regulations.

     The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the

Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 1% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 1% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

     5.15. Existing Indebtedness, Future Liens.

          (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of September 30, 2001 (and specifying, as to each such Indebtedness, the collateral, if any, securing such Indebtedness), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

          (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by
     Section 10.3.

     5.16. Foreign Assets Control Regulations, etc.

     Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

     5.17. Status under Certain Statutes.

     Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Transportation Acts (49 U.S.C.), as amended, or the Federal Power Act, as amended.

     5.18. Environmental Matters.

     Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing:

          (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

          (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

          (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

6.   REPRESENTATIONS OF THE PURCHASER

     6.1. Purchase for Investment.

     You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

     6.2. Source of Funds.

     You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

          (a) the Source is an "insurance company general account" as defined in United States Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (60 FR 35925, July 12, 1995) and in respect thereof you represent that there is no "employee benefit plan" (as defined in section 3(3) of ERISA and section 4975(e)(1) of the Code, treating as a single plan all plans maintained by the same employer or employee organization or affiliate thereof) with respect to which the amount of the general account reserves and liabilities of all contracts held by or on behalf of such plan exceeds 10% of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the National Association of Insurance Commissioners' Annual Statement filed with your state of domicile and that such acquisition is eligible for and satisfies the other requirements of such exemption; or

          (b) if you are an insurance company, the Source is a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

          (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29,1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph 6.2(c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (d) the Source constitutes assets of an "investment fund" (within the meaning of part V of PTE 84-14 (the "QPAM Exemption")) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and

               (i) the identity of such QPAM and

               (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph 6.2(d); or

          (e) the Source is a governmental plan; or

          (f) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph 6.2(f); or

          (g) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

     As used in this Section 6.2, the terms "employee benefit plan", "governmental plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7.   INFORMATION AS TO COMPANY

     7.1. Financial and Business Information.

     The Company shall deliver to each holder of Notes that is an Institutional
Investor:

          (a) Quarterly Statements -- within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

               (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

               (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the consolidated financial position of the companies being reported on and their consolidated results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this paragraph (a);

          (b) Annual Statements -- within 90 days after the end of each fiscal year of the Company, duplicate copies of,

               (i) an audited consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

               (ii) audited consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

     setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

                    (A) an opinion thereon of independent certified public
               accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the consolidated financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                    (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this
     Section 7.1(b);

          (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report (including, without limitation, the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act), notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

          (d) Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice with respect to a claimed Default or Event of Default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

          (e) ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

               (i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date of the Closing; or

               (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

               (iii) any event, transaction or condition that could reasonably result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

          (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

          (g) Actions, Proceedings -- promptly after a Responsible Officer becomes aware of the commencement thereof, notice of any action or proceeding relating to the Company or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal as to which there is a reasonable probability of an adverse determination and that, if adversely determined, could reasonably be expected to have a Material Adverse Effect; and

          (h) Requested Information; Information Delivered to Other Creditors -- with reasonable promptness (i) such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes, or such information regarding the Company required to satisfy the requirements of 17 C.F.R.ss.230.144A, as amended from time to time, in connection with any contemplated transfer of the Notes and (ii) after being so furnished, any other information which is furnished by the Company or any Subsidiary to the holders of Debt of the Company or any Subsidiary, in each case where such information is not otherwise required to be delivered to the holders of Notes hereunder.

     7.2. Officer's Certificate.

     Each set of financial statements delivered to a holder of Notes pursuant to
Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

          (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.3 through 10.7, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

          (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review has not disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

     7.3. Inspection.

     The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

          (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

          (b) Default -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8.   PAYMENT OF THE NOTES

     8.1. Payment at Maturity.

     (a) Series A Notes. The Company will pay all of the principal amount of the Series A Notes remaining outstanding, if any, on November 29, 2006.

     (b) Series B Notes. The Company will pay all of the principal amount of the Series B Notes remaining outstanding, if any, on November 29, 2006.

     (c) Series C Notes. The Company will pay all of the principal amount of the Series C Notes remaining outstanding, if any, on November 29, 2006.

     8.2. Optional Prepayments with Make-Whole Amount.

     The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes (but if in part, in an amount not less than (euro)1,000,000 (in the case of the Series B Notes and the Series C Notes) or $1,000,000 (in the case of the Series A Notes) or such lesser amount as shall then be outstanding), at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such prepayment date, the aggregate principal amount of the applicable Series of Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount (by Series) due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation for each Series. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount, by Series, as of the specified prepayment date.

     8.3. Allocation of Partial Prepayments.

     In the case of each partial prepayment of the Notes of any Series pursuant to Section 8.2, the principal amount of the Notes of such Series to be prepaid shall be allocated among all of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

     8.4. Maturity; Surrender, etc.

     In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

     8.5. No Other Optional Prepayments or Purchase of Notes.

     The Company will not prepay (whether directly or indirectly by purchase, redemption or other acquisition) any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Section
8. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Section 8 and no Notes may be issued in substitution or exchange for any such Notes.

     8.6. Make-Whole Amount.

          (a) Make-Whole Amount. The term "Make-Whole Amount" means, (i) with respect to the Series A Notes, the Series A Make-Whole Amount, (ii) with respect to the Series B Notes, the Series B Make-Whole Amount, and (iii) with respect to the Series C Notes, the Series C Make-Whole Amount.

          (b) Series A Make-Whole Amount. The term "Series A Make-Whole Amount" means, with respect to any Series A Note, an amount equal to the excess, if any, of the Series A Discounted Value of the Series A Remaining Scheduled Payments with respect to the Series A Called Principal of such Series A Note over the amount of such Series A Called Principal; provided that the Series A Make-Whole Amount may in no event be less than zero. For the purposes of determining the

     Series A Make-Whole Amount, the following terms have the following meanings:

               "Series A Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

               "Series A Called Principal" means, with respect to any Series A Note, the principal of such Series A Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

               "Series A Discounted Value" means, with respect to the Series A Called Principal of any Series A Note, the amount obtained by discounting all Series A Remaining Scheduled Payments with respect to such Series A Called Principal from their respective scheduled due dates to the Series A Settlement Date with respect to such Series A Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Series A Notes is payable) equal to the Series A Reinvestment Yield with respect to such Series A Called Principal.

               "Series A Reinvestment Yield" means, with respect to the Series A Called Principal of any Series A Note, 0.50% over the yield to maturity implied by (a) the yields reported, as of 10:00 A.M. (New York City time) on the second Series A Business Day preceding the Series A Settlement Date with respect to such Series A Called Principal, on the display designated as "Page 678" on Bridge Telerate (or such other display as may replace Page 678 on Bridge Telerate) for actively traded U.S. Treasury securities having a maturity equal to the Series A Remaining Average Life of such Series A Called Principal as of such Series A Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Series A Business Day preceding the Series A Settlement Date with respect to such Series A Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S.

          Treasury securities having a constant maturity equal to the Series A Remaining Average Life of such Series A Called Principal as of such Series A Settlement Date. Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (x) the actively traded U.S. Treasury security with the maturity closest to and greater than the Series A Remaining Average Life and (y) the actively traded U.S. Treasury security with the maturity closest to and less than the Series A Remaining Average Life.

               "Series A Remaining Average Life" means, with respect to any Series A Called Principal of any Series A Notes, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (x) such Series A Called Principal into (y) the sum of the products obtained by multiplying (a) the principal component of each Series A Remaining Scheduled Payment with respect to such Series A Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Series A Settlement Date with respect to such Series A Called Principal and the scheduled due date of such Series A Remaining Scheduled Payment.

               "Series A Remaining Scheduled Payments" means, with respect to the Series A Called Principal of any Series A Note, all payments of such Series A Called Principal and interest thereon that would be due after the Series A Settlement Date with respect to such Series A Called Principal if no payment of such Series A Called Principal were made prior to its scheduled due date, provided that if such Series A Settlement Date is not a date on which interest payments are due to be made under the terms of the Series A Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Series A Settlement Date and required to be paid on such Series A Settlement Date pursuant to
          Section 8.2 or Section 12.1.

               "Series A Settlement Date" means, with respect to the Series A Called Principal of any Series A Note, the date on which such Series A Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

          (c) Series B Make-Whole Amount. The term "Series B Make-Whole Amount" means, with respect to any Series B Note, an amount equal to (x) the Series B Interest Protection Amount plus (y) the Series B Currency Protection Amount; provided that the Series B Make-Whole Amount may in no event be less than zero. For the purposes of determining the Series B Make-Whole Amount, the following terms have the following meanings:

               "New Swap Agreement" means any cross-currency interest rate swap agreement in which the holder of a Series B Note will receive payment in US Dollars and which was entered in full or partial replacement of an Original Swap Agreement as a result of such Original Swap Agreement having terminated for any reason other than following a prepayment or repayment of any Series B Note prior to its scheduled maturity.

               "Original Swap Agreement" means, with respect to any Series B Note, (a) a cross-currency interest rate swap agreement (an "Initial Swap Agreement") in which any holder of a Series B Note will receive payment in US Dollars which was entered into by an original purchaser of such Series B Notes (or any affiliate thereof) in connection with and either prior to or contemporaneously with the execution of this Agreement and the issuance, sale and delivery of the Series B Notes, which relates to the scheduled payments by the Company of interest or principal on any Series B Note, and which is more particularly described on Schedule 8.6(c) hereto, (b) any Initial Swap Agreement which has been assumed (without any waiver, amendment, deletion or replacement of any material economic term or provision thereof) by a holder of a Series B Note in connection with a transfer of such Series B Note and (c) any Replacement Swap Agreement. As used herein, "Replacement Swap Agreement" means, with respect to any Series B Note, any swap or exchange agreement with payment terms and provisions (other than a reduction in notional amount, in the case of a partial prepayment or repayment) identical to those of an Initial Swap Agreement (including, without limitation, a modification or amendment of an existing Original Swap Agreement) and annexes and schedules thereto which (a) is in a notional amount not to exceed the aggregate outstanding principal amount of the Series B Notes held by the holder of such Series B Notes entering into such agreement, (b) is in full or partial replacement of such holder's Initial Swap Agreement, and (c) is entered into as a result of, and following, a partial prepayment or repayment of any Series B Note prior to its scheduled maturity.

               "Series B Additional Benefits" means, with respect to any Series B Note, whenever any principal amount of such Series B Note is prepaid or repaid prior to its scheduled due date, the net gain (if any) expressed in US Dollars which is actually received (by payment, through off-set or netting or otherwise) by the holder of such Series B Note under the terms of the Original Swap Agreement (if any) to which such holder (or any affiliate thereof) is a party and arising as a result of the payment of the Series B Called Principal on the Series B Settlement Date, including, without limitation, early termination payments and, in the case when the Series B Called Principal is less than the outstanding principal amount of such Series B Note, the benefit, if any, of entering into a Replacement Swap Agreement; provided, that if such holder (or any affiliate thereof) was, but is not currently, party to an Original Swap Agreement and is party to a New Swap Agreement, then Series B Additional Benefits shall mean the lesser of (a) the net gain (if any) which would have been received (by payment, through off-set or netting or otherwise) by the holder of such Series B Note under the terms of the Original Swap Agreement (if any) to which such holder (or any affiliate thereof) was a party and which would have arisen as a result of the payment of the Series B Called Principal on the Series B Settlement Date and (b) the net gain (if any) actually received by the holder of such Series B Note, in connection with the payment of such Series B Called Principal on the Series B Settlement Date, under the terms of the New Swap Agreement to which such holder (or any affiliate thereof) is a party.

               "Series B Additional Costs" means, with respect to any Series B Note, whenever any principal amount of such Series B Note is prepaid or repaid prior to its scheduled due date, the net loss, cost or expense (if any), expressed in US Dollars, incurred (by payment, through off-set or netting or otherwise) by the holder of such Series B Note in connection with the payment of the Series B Called Principal on the Series B Settlement Date with respect to a Swap Agreement (if any) to which such holder (or any affiliate thereof) is party, including, without limitation, early termination payments and, in the case when the Series B Called Principal is less than the outstanding principal amount of such Series B Note, the cost (if any) of entering into a Replacement Swap Agreement; provided, that, notwithstanding the foregoing, "Series B Additional Costs" shall mean the lesser of (a) any net loss, cost or expense incurred (by payment, through off-set or netting or otherwise) by the holder of a Series B Note with respect to any New Swap Agreement and (b) such net loss, cost or expense as would have been incurred under the Original Swap Agreement to which such holder was a party, as the case may be (or if such holder was never party to an Original Swap Agreement, then the last Original Swap Agreement to which the most recent predecessor in interest to such holder as a holder of Notes was party).

               "Series B Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or London, England are required or authorized to be closed.

               "Series B Called Principal" means, with respect to any Series B Note, the principal of such Series B Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

               "Series B Called Swap Notional Amount" means, with respect to any Series B Note, the payment in US Dollars due to the holder of such Series B Note under the terms of the Swap Agreement to which such holder is party attributable to and in exchange for the Series B Called Principal of such Series B Note if such Series B Called Principal were paid on the scheduled due date for such Series B Called Principal; provided, that, if such Swap Agreement is not an Original Swap Agreement, then the "Series B Called Swap Notional Amount" shall not exceed the amount in US Dollars which would have been due to the holder of such Series B Note under the terms of the Original Swap Agreement to which such holder was party (or if such holder was never party to an Original Swap Agreement, then the last Original Swap Agreement to which the most recent predecessor in interest to such holder as a holder of such Series B Notes was party).

               "Series B Currency Protection Amount" means an amount equal to the sum of (a) the Series B Exchange Difference, if any, plus (b) Series B Additional Costs, if any, less (c) Series B Additional Benefits, if any. The Series B Currency Protection Amount can be less than zero.

               "Series B Discounted Value" means, with respect to the Series B Called Swap Notional Amount of any Series B Note, the amount obtained by discounting all Series B Remaining Scheduled Swap Payments corresponding to the Series B Called Principal of such Series B Note and the interest thereon from their respective scheduled due dates to the Series B Settlement Date, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Series B Note is payable) equal to the Series B Reinvestment Yield with respect to such Series B Called Swap Notional Amount.

               "Series B Exchange Difference" means, with respect to any Series B Note, an amount equal to (a) the Series B Called Swap Notional Amount in respect of such Series B Note less (b) the amount of US Dollars which could be purchased by the holder of such Series B Note with the Series B Called Principal in London from Barclays Bank Plc at
          11.00 A.M. on the Series B Settlement Date; provided, that in the case of a partial prepayment or repayment of any Series B Notes, "Series B Exchange Difference" will be zero if (i) the Series B Called Principal is exchanged for US Dollars by the holder with the counterparty to the Original Swap Agreement in connection with the early termination of the Original Swap Agreement and (ii) the amount of the difference of clauses (a) and (b) referred to above in this definition is encompassed within the determination of Additional Benefits or Additional Costs. Subject to the preceding proviso, the Series B Exchange Difference can be less than zero.

               "Series B Interest Protection Amount" means, with respect to any Series B Note, an amount equal to the excess, if any, of the Series B Discounted Value with respect to the Series B

          Called Swap Notional Amount related to such Series B Note over such Series B Called Swap Notional Amount.

               "Series B Reinvestment Yield" means, with respect to the Series B Called Swap Notional Amount of any Series B Note, .50% over the yield to maturity implied by (a) the yields reported, as of 10:00 A.M. (New York City time) on the second Series B Business Day preceding the Series B Settlement Date with respect to such Series B Called Swap Notional Amount, on the display designated as "Page 678" on Bridge Telerate (or such other display as may replace Page 678 on Bridge Telerate) for actively traded U.S. Treasury securities having a maturity equal to the Series B Remaining Average Life of the Series B Called Principal corresponding to such Series B Called Swap Notional Amount as of such Series B Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Series B Business Day preceding the Series B Settlement Date with respect to such Series B Called Swap Notional Amount, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Series B Remaining Average Life of such Series B Called Principal as of such Series B Settlement Date. Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (x) the actively traded U.S. Treasury security with the maturity closest to and greater than the Series B Remaining Average Life and (y) the actively traded U.S. Treasury security with the maturity closest to and less than the Series B Remaining Average Life.

               "Series B Remaining Average Life" means, with respect to any Series B Called Principal of any Series B Notes, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (x) the Series B Called Swap Notional Amount corresponding to such Series B Called Principal into (y) the sum of the products obtained by multiplying (a) the principal component of each Series B Remaining Scheduled Swap Payment corresponding to such Series B Called Swap Notional

          Amount by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Series B Settlement Date with respect to such Series B Called Principal and the scheduled due date of such Series B Remaining Scheduled Swap Payment.

               "Series B Remaining Scheduled Swap Payments" means, with respect to the Series B Called Swap Notional Amount relating to any Series B Note, the payments due to the holder of such Series B Note in US Dollars under the terms of the Swap Agreement to which such holder is party which correspond to all payments of the Series B Called Principal of such Series B Note corresponding to such Series B Called Swap Notional Amount and interest on such Series C Called Principal (other than that portion of the payment due under such Swap Agreement corresponding to the interest accrued on the Series B Called Principal to the Series B Settlement Date with respect to such Series B Called Principal) that would be due after the Series B Settlement with respect to such Series B Called Principal if no payment of such Series B Called Principal were made prior to its scheduled due date; provided, that, if such Swap Agreement is not an Original Swap Agreement, then "Series B Remaining Scheduled Swap Payments" shall not exceed the payments which would have been due to the holder of such Note under the terms of the Original Swap Agreement to which such holder was party (or if such holder was never party to an Original Swap Agreement, then the last Original Swap Agreement to which the most recent predecessor in interest to such holder as a holder of Notes was party).

               "Series B Settlement Date" means, with respect to the Series B Called Principal of any Series B Note, the date on which such Series B Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to
          Section 12.1, as the context requires.

               "Swap Agreement" means any Original Swap Agreement or New Swap Agreement, as the case may be.

          (d) Series C Make-Whole Amount. The term "Series C Make-Whole Amount" means, with respect to any Series C Note, an amount equal to the excess, if any, of the Series C Discounted Value of the

     Series C Remaining Scheduled Payments with respect to the Series C Called Principal of such Series C Note over the amount of such Series C Called Principal, provided that the Series C Make-Whole Amount may in no event be less than zero. For the purposes of determining the Series C Make-Whole Amount, the following terms have the following meanings:

               "Series C Business Day" -- means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or London, England are required or authorized to be closed.

               "Series C Called Principal" means, with respect to any Series C Note, the principal of such Note that is to be prepaid pursuant to
          Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

               "Series C Discounted Value" means, with respect to the Series C Called Principal of any Series C Note, the amount obtained by discounting all Series C Remaining Scheduled Payments with respect to such Series C Called Principal from their respective scheduled due dates to the Series C Settlement Date with respect to such Series C Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Series C Note is payable) equal to the Series C Reinvestment Yield with respect to such Series C Called Principal.

               "Series C Reinvestment Yield" means, with respect to the Series C Called Principal of any Series C Note, .50% over the yield to maturity implied by (a) the Kassakurs published in the Boersen-Zeitung on the second Series C Business Day preceding the Series C Settlement Date with respect to such Series C Called Principal for Bundesobligationen having a maturity closest to the Series C Remaining Average Life of such Series C Called Principal as of such Series C Settlement Date, or
          (b) if (1) the Boersen-Zeitung is not published on such Series C Business Day, or (2) there is manifest error in such published Kassakurs, the Kassakurs set on such Series C Business Day by the Frankfurt Stock Exchange at (or approximately) 11:00 a.m. (Frankfurt time) on such Series C Business Day for actively traded Bundesobligationen having a maturity closest to the Series C Remaining Average Life of such Series C Called Principal, or (c) if such Kassakurs are not reported as of such time or the Kassakurs reported as of such time are not ascertainable, by reference to the average of the rates as determined by Series C Recognized Market Makers as at 10:00 A.M. (New York City time) on the second Series C Business Day preceding the Series C Settlement Date. Such rate will be determined, if necessary, by interpolating linearly between (x) the actively traded Bundesobligationen with the closest maturity to and greater than the Series C Remaining Average Life and (y) the actively traded Bundesobligationen with the closest maturity to and less than the Series C Remaining Average Life.

               "Series C Recognized Market Makers" means three internationally recognised financial or banking institutions selected by the holders of a majority in principal amount of the Series C Notes.

               "Series C Remaining Average Life" means, with respect to any Series C Called Principal of any Series C Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (x) such Series C Called Principal into (y) the sum of the products obtained by multiplying (a) the principal component of each Series C Remaining Scheduled Payment with respect to such Series C Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Series C Settlement Date with respect to such Series C Called Principal and the scheduled due date of such Series C Remaining Scheduled Payment.

               "Series C Remaining Scheduled Payments" means, with respect to the Series C Called Principal of any Series C Note, all payments of such Series C Called Principal and interest thereon that would be due after the Series C Settlement Date with respect to such Series C Called Principal if no payment of such Series C Called Principal were made prior to its scheduled due date, provided that if such Series C Settlement Date is not a date on which interest payments are due to be made under the terms of the Series C Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Series C Settlement Date and required to be paid on such Series C Settlement Date pursuant to
          Section 8.2 or Section 12.1.

               "Series C Settlement Date" means, with respect to the Series C Called Principal of any Series C Note, the date on which such Series C Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to
          Section 12.1, as the context requires.

          (e) Excess Series B Currency Protection Amount. If, in the event of any prepayment of any Series B Notes (whether pursuant to an optional or mandatory prepayment or an acceleration of the maturity thereof), the Series B Currency Protection Amount in respect of such Series B Notes is greater than the Series B Interest Protection Amount in respect of such Series B Notes, then the holder of such Series B Notes shall, so long as all other amounts that are then due and owing by the Company or any Subsidiary Guarantor to such holder under this Agreement, the Notes and the Subsidiary Guarantees (including, without limitation, all costs and expenses referred to in Section 12.5 and Section 15.1) shall have been paid in full, pay to the Company an amount equal to (x) such Series B Currency Protection Amount minus (y) such Series B Interest Protection Amount.

9.   AFFIRMATIVE COVENANTS

     The Company covenants that so long as any of the Notes are outstanding:

     9.1. Compliance with Law.

     The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     9.2. Insurance.

     The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

     9.3. Maintenance of Properties.

     The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     9.4. Payment of Taxes and Claims.

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

     The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes, assessments, charges or levies have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes, assessments, charges and levies in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     9.5. Corporate Existence, etc.

     The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.2 and 10.4, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

     9.6. Compliance with ERISA.

     The Company shall maintain each Plan in compliance in all material respects with all applicable requirements of ERISA and the Code, including all applicable rulings and regulations under ERISA and the Code.

     9.7. Pari Passu Ranking.

     The Company covenants that its obligations under this Agreement, the Other Agreements and the Notes do and will at all times rank at least pari passu, without preference or priority, with all of its other outstanding unsecured Senior Indebtedness.

10. NEGATIVE COVENANTS

     The Company covenants that so long as any of the Notes are outstanding:

     10.1. Transactions with Affiliates.

     The Company will not, and will not permit any Subsidiary to, enter into directly or indirectly any transaction or group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

     10.2. Merger, Consolidation, Etc.

     The Company will not consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person unless:

          (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be (the "Successor Corporation"), shall be a solvent corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

          (b) if the Company is not the Successor Corporation, such corporation shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders), and the Company shall have caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

          (c) immediately after giving effect to such transaction no Default or Event of Default would exist.

     10.3. Liens.

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom or assign or otherwise convey any right to receive income or profits, except:

          (a) Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by Section 9.4;

          (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable, or which are being contested in good faith by appropriate proceedings;

          (c) Liens incurred or deposits made in the ordinary course of business
     (i) in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

          (d) any Lien created by or resulting from any litigation or legal proceedings which is currently being contested in good faith by appropriate proceedings;

          (e) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of such property;

          (f) Liens on property or assets of the Company or any of its Subsidiaries securing Indebtedness owing to the Company or to another Subsidiary;

          (g) Liens existing on the date of this Agreement and securing the Indebtedness of the Company and its Subsidiaries referred to in Schedule 5.15;

          (h) any Lien:

               (i) on Property or rights relating thereto to secure any rights granted with respect to such Property in connection with the provision of all or a part of the purchase price or cost of the construction of such Property created contemporaneously with, or within 120 days after, such acquisition or the completion of such construction,

               (ii) on Property existing on such Property at the time of acquisition thereof, whether or not the obligation secured thereby is assumed by the Company or such Subsidiary, or

               (iii) existing on the Property of a corporation at the time such corporation is merged into or consolidated with the Company or a Subsidiary or at the time of a sale, lease or other disposition of the Properties of a corporation or firm as an entity or substantially as an entity to the Company or a Subsidiary;

     provided that none of the obligations secured by any such Lien shall exceed 100% of the Fair Market Value of the related Property;

          (i) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by the Company or any Subsidiary at the time such property is so acquired (whether or not the Indebtedness secured thereby shall have been assumed), provided that (i) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property, and
     (ii) the Indebtedness secured by such Lien shall not exceed the Fair Market Value of the property subject to such Lien;

          (j) any Lien renewing, extending or refunding any Lien permitted by paragraphs (g), (h) or (i) of this Section 10.3 , provided that (i) the principal amount of Indebtedness secured by such Lien immediately prior to such extension, renewal or refunding is not

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

     increased, (ii) such Lien is not extended to any other property, and (iii) immediately after such extension, renewal or refunding no Default or Event of Default would exist;

          (k) other Liens not otherwise permitted by paragraphs (a) through (j), inclusive, so long as Priority Debt shall not at any time exceed 20% of Consolidated Adjusted Net Worth.

     10.4. Sale of Assets.

     Except as permitted under Section 10.2 , the Company will not, and will not permit any of its Subsidiaries to, make any Asset Disposition unless:

          (a) in the good faith opinion of the Company, the Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of the Company or such Subsidiary; and

          (b) immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist; and

          (c) immediately after giving effect to the Asset Disposition, the Disposition Value of all property that was the subject of any Asset Disposition occurring (x) in the period from the date of Closing to the date of such Asset Disposition would not exceed 25% of Consolidated Assets as of the end of the then most recently ended fiscal year of the Company, or (y) in the then current fiscal year of the Company would not exceed 10% of Consolidated Assets as of the end of the then most recently ended fiscal year of the Company.

If the Net Proceeds Amount for any Transfer is applied to a Debt Prepayment Application in respect of such Transfer or a Property Reinvestment Application in respect of such Transfer within 356 days after such Transfer, then such Transfer, only for the purpose of determining compliance with subsection (c) of this Section 10.4 as of a date on or after such Net Proceeds Amount is so applied, shall be deemed not to be an Asset Disposition.

     10.5. Limitation on Incurrence of Funded Debt.

     The Company will not, and will not permit any Subsidiary, to create, assume or incur any Funded Debt except:

          (a) the Notes;

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

          (b) Funded Debt existing on the date of this Agreement and described in Schedule 10.5; and

          (c) other Funded Debt of the Company and its Subsidiaries;

provided that upon giving effect to the creation, incurrence or assumption of any such Funded Debt (i) Consolidated Funded Debt shall not exceed 60% of Consolidated Total Capitalization and (ii) the aggregate amount of Priority Debt shall not exceed 20% of Consolidated Adjusted Net Worth.

     For all purposes of this Section 10.5, (i) any corporation which becomes a Subsidiary after the date hereof shall be deemed to have created, assumed or incurred on the last day of the fiscal quarter during which it becomes a Subsidiary all Funded Debt of such corporation then existing and (ii) the renewal, extension or refunding of any Funded Debt shall constitute the issuance of additional Funded Debt and shall be subject to the limitations of the provisions hereof applicable to the incurrence of additional Funded Debt.

     10.6.Fixed Charge Coverage Ratio.

     The Company will not, at any time, permit the Fixed Charge Coverage Ratio to be less than 2.00 to 1.00.

     10.7. Consolidated Adjusted Net Worth.

     The Company will at all times maintain Consolidated Adjusted Net Worth of no less than $325,000,000.

11.  EVENTS OF DEFAULT

     An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) the Company defaults in the payment of any interest on any Note or the payment of any amounts due pursuant to Section 22 for more than five
     (5) days after the same becomes due and payable; or

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

          (c) the Company defaults in the performance of or compliance with any term contained in any of Sections 10.1 through 10.7, inclusive, or Section 7.1(d); or

          (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within thirty
     (30) days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note; or

          (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

          (f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness (other than Indebtedness under this Agreement and the Notes) beyond any period of grace provided with respect thereto, that individually or together with such other Indebtedness as to which any such failure exists has an aggregate outstanding principal amount of at least $10,000,000 or at least
     (euro)11,194,447.55, or

               (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness (other than Indebtedness under this Agreement and the Notes), that individually or together with such other Indebtedness as to which any such failure exists has an aggregate outstanding principal amount of at least $10,000,000 or at least
          (euro)11,194,447.55, or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or

               (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the

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

          right of the holder of Indebtedness to convert such Indebtedness into equity interests),

                    (A) the Company or any Subsidiary has become obligated to
               purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $10,000,000 or at least
               (euro)11,194,447.55, or

                    (B) one or more Persons have the right to require the
               Company or any Subsidiary so to purchase or repay such Indebtedness; or

          (g) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors,
     (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

          (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any Subsidiary or with respect to any substantial part of the property of the Company or any Subsidiary, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Subsidiary, or any such petition shall be filed against the Company or any Subsidiary and such petition shall not be dismissed within 60 days; or

          (i) a final judgment or judgments for the payment of money aggregating in excess of $10,000,000 or (euro)11,194,447.55 are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 45 days after entry thereof, bonded,

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

     discharged or stayed pending appeal, or are not discharged within 45 days after the expiration of such stay; or

          (j) if

               (i) any Plan subject to Section 412 of the Code shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code,

               (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings,

               (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans subject to Title IV of ERISA, determined in accordance with Title IV of ERISA, shall exceed $10,000,000,

               (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans,

               (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or

               (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder;

     and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect. As used in this
     Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in section 3 of ERISA.

12.  REMEDIES ON DEFAULT, ETC.

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

     12.1. Acceleration.

          (a) If an Event of Default with respect to the Company described in
     Section 11(g) or 11(h) (other than an Event of Default described in clause
     (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

          (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 51% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

          (c) If any Event of Default described in Section 11(a) or 11(b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

     Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

     12.2. Other Remedies.

     If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or

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

in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

     12.3. Rescission.

     At any time after any Notes have been declared due and payable pursuant to clause (b) or clause (c) of Section 12.1, the holders of not less than 51% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, due and payable on any Notes other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to
Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

     12.4. No Waivers or Election of Remedies, Expenses, etc.

     No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

     13.1. Registration of Notes.

     The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the

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

name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

     13.2. Transfer and Exchange of Notes.

     Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibits 1-A, 1-B or 1-C, as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than (euro)1,000,000 (in the case of a Series B Note or a Series C Note) or $1,000,000 (in the case of a Series A Note) , provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than (euro)1,000,000 (in the case of a Series B Note or a Series C Note) or $1,000,000 (in the case of a Series A Note). Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

     13.3. Replacement of Notes.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice

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

from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original purchaser or a Qualified Institutional Buyer, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14. PAYMENTS ON NOTES

     14.1. Place of Payment.

     Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Milwaukee, Wisconsin at the principal office of the Company. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

     14.2. Home Office Payment.

     So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note

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

held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

15.  EXPENSES, ETC.

     15.1. Transaction Expenses.

     Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

     15.2. Survival.

     The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT

     All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or

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

transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.  AMENDMENT AND WAIVER

     17.1. Requirements.

     This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of any of Sections 1, 2, 3, 4, 5, 6 and 21, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and
(b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17, 20 and 22.

     17.2. Solicitation of Holders of Notes.

          (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

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

          (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

     17.3. Binding Effect, etc.

     Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     17.4. Notes held by Company; Conversion Rate.

          (a) Notes Held by Company. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

          (b) Conversion Rate. For the purposes of calculating the principal amount of Notes held by any holder, all Notes outstanding at the time of such determination denominated in Euros shall be converted to US Dollars at the Conversion Rate.

18.  NOTICES

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

         All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

               (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing;

               (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing; or

               (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Treasurer, telecopier:
          (414) 347-3785, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.  REPRODUCTION OF DOCUMENTS

     This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.  CONFIDENTIAL INFORMATION

     For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that

          (a) was publicly known or otherwise known to you prior to the time of such disclosure,

          (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf,

          (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary, or

          (d) constitutes financial statements delivered to you under Section
     7.1 that are otherwise publicly available.

You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to:

               (i) your directors, officers, trustees, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes),

               (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20,

               (iii) any other holder of any Note,

               (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this
          Section 20),

               (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this
          Section 20),

               (vi) any federal or state regulatory authority having jurisdiction over you,

               (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or

               (viii) any other Person to which such delivery or disclosure may be necessary or appropriate

                    (A) to effect compliance with any law, rule, regulation or order applicable to you,

                    (B) in response to any subpoena or other legal process,

                    (C) in connection with any litigation to which you are a
               party, or

                    (D) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement.

Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.  SUBSTITUTION OF PURCHASER

You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section
21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.  TAX INDEMNIFICATION

     (a) Except to the extent required under applicable law, all payments made by the Company under this Agreement or any Note shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding taxes measured by or imposed upon the overall net income of any holder or its applicable lending office, or any branch or affiliate of either, and all franchise taxes, branch taxes, taxes on doing business or taxes measured by or imposed upon the overall capital or net worth of any holder or its applicable lending office, or any branch or affiliate of either, in each case imposed: (i) by the jurisdiction under the laws of which such holder, applicable lending office, branch or affiliate is organized or is located, or in which the principal executive office of the holder is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such holder, applicable lending office, branch or affiliate other than a connection arising from such holder having executed, delivered or performed its obligations under, or received payment under or enforced, this Agreement or any other Note. If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to
  ------------------
any holder hereunder or under any Note, the amounts so payable to such holder shall be increased to the extent necessary to yield to such holder (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided however, that the Company shall be
                                     ----------------
entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any holder under the circumstances and to the extent set forth in Section 22(b). Whenever any Non-Excluded Taxes are paid by the Company, as promptly as possible thereafter the Company shall send to such holder a certified copy of an original official receipt received by the Company showing payment thereof or other evidence of payment reasonably satisfactory to such holder. If the Company fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit the required receipts or other required documentary evidence, the Company shall indemnify the holders for any incremental taxes, interest or penalties that may become payable by the holders as a result of any such failure. The agreements in this Section 22(a) shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

     (b) Notwithstanding the provisions of Section 22(a), the Company shall be entitled to deduct and withhold Non-Excluded Taxes and shall not be required to increase any amounts payable to a holder in respect of (i) Non-Excluded Taxes that would not have been incurred but for the failure of such holder to comply with any certification, identification, information, documentation or other reporting requirement, if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or reduction in the rate of, Non-Excluded Taxes; and (ii) Non-Excluded Taxes imposed by the United States of America, if such holder is not organized under the laws of the United States of America or a state thereof and fails to comply with requirements of Section 22(c).

     (c) Each holder that is not incorporated under the laws of the United States of America or a state thereof shall:

          (i) on or before the date of any payment by the Company under this Agreement or any Note to such holder, deliver to the Company two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, or successor applicable form, as the case may be;

          (ii) deliver to the Company two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company; and

          (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Company;

unless in any such case, any change in treaty, law or regulation has occurred after the date such Person becomes a holder hereunder which renders all such forms inapplicable or which would prevent such holder from duly completing and delivering any such form with respect to it and such holder so advises the Company. Such holder shall certify on such Form W-8BEN or W-8ECI (i) that it is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes and (ii) that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a holder shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this Section 22(c).

     (d) Upon the request, and at the expense, of the Company, each holder to which the Company is required to pay any additional amount shall reasonably afford the Company the opportunity to contest, and reasonably cooperate with the Company in contesting, the imposition of any Non-Excluded Tax giving rise to such payment, provided that (i) such holder shall not be required to afford the
              --------
Company the opportunity to so contest unless the Company shall have confirmed in writing to such holder its obligation to pay such amounts pursuant to this Agreement and (ii) the Company shall reimburse such holder for its reasonable attorneys' and accountants' fees and disbursements incurred in so cooperating with the Company in contesting the imposition of such Non-Excluded Tax.

     (e) If a holder changes its applicable lending office or transfers Notes (other than pursuant to paragraph (f) below) and the effect of the change or transfer, as of the date of the change or transfer, would be to cause the Company to become obligated to pay any additional amount, the Company shall not be obligated to pay such additional amount.

     (f) If a condition or an event occurs which would, or would upon the passage of time or giving of notice, result in the payment of any additional amount to any holder by the Company, such holder shall take such steps as may reasonably be available to it and acceptable to the Company to mitigate the effects of such condition or event (which shall include efforts to transfer the Notes to another lending office, or to another branch or affiliate, of such holder), provided that such holder shall not be
         --------
required to take any steps that, in its reasonable judgment, would be materially disadvantageous to its business or operations or would require it to incur additional costs (unless the Company agrees to reimburse such holder for the reasonable incremental out-of-pocket costs thereof). If a condition or event occurs which would, or would upon the passage of time or giving of notice, result in the payment of any additional amount to any holder by the Company, such holder shall promptly notify the Company, provided that a failure on the part of a holder to notify the Company shall not result in any liability to such holder and shall not reduce the amount of any additional amounts payable hereunder to such holder to the extent that such failure to notify the Company does not result in the payment of any additional amount by the Company, which payment could have been avoided or reduced had the holder notified the Company in accordance with this Section 22(f).

     (g) Except as provided in the next sentence, if the Company shall become obligated to pay additional amounts and any affected holder shall not have promptly taken steps necessary to avoid the need for payments, the Company shall have the right, for so long as such obligation remains, (i) to seek one or more substitute holders to purchase the affected Notes, in whole or in part, at an aggregate price not less than such Notes' principal amount plus accrued interest, and assume the affected obligations under this Agreement, or (ii) to prepay the affected Notes, in whole or in part, without premium or penalty. In the case of the substitution of a holder, the Company, the affected holder, and any substitute holder shall execute and deliver an appropriately completed assignment agreement to effect the assignment of rights to, and the assumption of obligations by, the substitute holder. In the case of a prepayment of an affected Note, the amount specified in the notice shall be due and payable on the date specified therein, together with any accrued interest to such date on the amount prepaid. In the case of each of the substitution of a holder and of the prepayment of an affected Note, the Company shall first pay the affected holder any additional amounts owing prior to such substitution or prepayment.

     (h) If the Company or any holder receives a refund in respect of taxes for which the Company has made additional payments pursuant to this Section 22, such holder shall promptly pay such refund (together with any interest with respect thereto received from the relevant taxing authority) to the Company; provided,
                                                                     --------
however, that the Company agrees promptly to return such refund (together with
-------
any interest with respect thereto due to the relevant taxing authority) (free of all Non-Excluded Taxes) to such holder, upon receipt of a notice that such refund is required to be repaid to the relevant taxing authority. Notwithstanding anything to the contrary contained in this Section 22(h), no holder shall have any obligation to disclose to the Company any such holder's books, records or tax filings.

     (i) The obligations of each holder under this Section 22 shall survive the termination of this Agreement and the payment of the Notes and all amounts payable hereunder.

23.  MISCELLANEOUS

     23.1. Successors and Assigns.

     All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

     23.2. Payments Due on Non-Business Days.

     Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

     23.3. Severability.

     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     23.4. Construction.

     Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     23.5. Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     23.6. Change of Currency.

     The obligation of the Company to make payment in U.S. Dollars or Euros of its obligations under the Notes or this Agreement, as the case may be, shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any currency other than U.S. Dollars or Euros, except to the extent such tender or recovery shall result in the actual receipt by the holder of any Note of the full amount of U.S. Dollars or Euros expressed to be payable in respect of any such obligations. The obligation of the Company to make payment in U.S. Dollars or Euros, as the case may be, as aforesaid shall be enforceable as an alternative or additional cause of action for the purpose of recovery in U.S. Dollars or Euros, as the case may be, of the amount, if any, by which such actual receipt shall fall short of the full amount of U.S. Dollars or Euros, as the case may be, expressed to be payable in respect of any such obligations, and shall not be affected by judgment being obtained for any other sums due under the Notes or this Agreement, as the case may be.

     23.7. Governing Law.

     THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

     23.8. Waiver of Jury Trial; Consent to Jurisdiction. (a) Waiver of Jury Trial. THE PARTIES HERETO VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE DOCUMENTS, AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY.

     (b) Consent to Jurisdiction. ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OF THE DOCUMENTS, AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH UNDER THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY MAY BE BROUGHT BY SUCH PARTY IN ANY FEDERAL DISTRICT COURT LOCATED IN THE STATE OF NEW YORK OR ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK AS SUCH PARTY MAY IN ITS SOLE DISCRETION ELECT, AND BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE NON-EXCLUSIVE IN PERSONAM JURISDICTION OF EACH SUCH COURT, AND EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES AND AGREES NOT TO ASSERT IN ANY PROCEEDING BEFORE ANY TRIBUNAL, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT IT IS NOT SUBJECT TO THE IN PERSONAM JURISDICTION OF ANY SUCH COURT. IN ADDITION, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT, AGREEMENT OR TRANSACTION CONTEMPLATED HEREBY BROUGHT IN ANY SUCH COURT, AND HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

      [Remainder of page intentionally blank; next page is signature page.]

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                               Very truly yours,

                                               SENSIENT TECHNOLOGIES
                                               CORPORATION


                                               By:
                                                  ------------------------------
                                               Name:
                                               Title:

The foregoing is hereby
agreed to.

[PURCHASER]


By:
   ---------------------------------
Name:
Title:

                                   SCHEDULE B

                                  DEFINED TERMS
                                  -------------

     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     "Affiliate" means at any time, and with respect to any Person,

          (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and

          (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests.

As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

     "Agreement, this" is defined in Section 18.3.

     "Asset Disposition" means any Transfer except :

          (a) any

               (i) Transfer from a Subsidiary to the Company or a Wholly-Owned Subsidiary;

               (ii) Transfer from the Company to a Wholly-Owned Subsidiary; and

               (iii) Transfer from the Company to a Subsidiary (other than a Wholly-Owned Subsidiary) or from a Subsidiary to another Subsidiary, which in either case is for Fair Market Value,

                                  Schedule B-1
          so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default exists; and

               (b) any Transfer made in the ordinary course of business and involving only property that is either (i) inventory held for sale or
          (ii) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or any of its Subsidiaries or that is obsolete.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in Milwaukee, Wisconsin or New York, New York or London England are required or authorized to be closed.

     "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

     "Capital Lease Obligations" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

     "Capital Stock" means any class of capital stock, share capital or similar equity interest of a Person.

     "Closing" is defined in Section 3.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     "Company" is defined in the introductory sentence of this Agreement.

     "Confidential Information" is defined in Section 20.

     "Consolidated Adjusted Net Worth" means, as of any time of determination thereof, the result of (a) stockholders' equity (including preferred stock) and minority interests, less (b) goodwill and other intangible assets incurred after September 30, 1995, all as determined as at such time for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP. For purposes of this definition, goodwill and other intangible assets shall be deemed incurred only to the extent that such stockholders equity is increased by goodwill and other intangible assets as

                                 Schedule B-2
a result of an acquisition of stock or assets in exchange for stock of the Company or any Subsidiary.

     "Consolidated Assets" means, at any time, the total assets of the Company and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

     "Consolidated Current Liabilities" means, as of any time of determination thereof, the consolidated current liabilities of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Consolidated Funded Debt" means, at any time, the total of all Funded Debt of the Company and its Subsidiaries outstanding at such time, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

     "Consolidated Indebtedness" means, as of the date of determination, the total of all Indebtedness of the Company and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

     "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

     "Consolidated Total Capitalization" means, at any time, the sum of Consolidated Adjusted Net Worth plus Consolidated Funded Debt, in each case determined at such time.

     "Conversion Rate" means a fixed exchange rate for the conversion of Euros into US Dollars equal to US $0.8933 per (euro) 1.00.

     "Debt" means, with respect to any Person, without duplication,

                                 Schedule B-3

          (a)  its liabilities for borrowed money;

          (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

          (c) its Capital Lease Obligations;

          (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and

          (e) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof,

provided that, if such Person is the Company or a Subsidiary, Debt shall in no event include unfunded obligations with respect to the Company's or a Subsidiary's pension plans.

     "Debt Prepayment Application" means, with respect to any Transfer of property, the application by the Company or its Subsidiaries of cash in an amount equal to the Net Proceeds Amount with respect to such Transfer to pay Senior Indebtedness of the Company (other than Indebtedness owing to the Company, any of its Subsidiaries or any Affiliate and Indebtedness in respect of any revolving credit or similar credit facility providing the Company or any of its Subsidiaries with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Indebtedness the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Indebtedness), provided that in the course of making such application the Company shall prepay each outstanding Note in accordance with Section 8.2 in a principal amount which, when added to the Make-Whole Amount applicable thereto, equals the Ratable Portion for such Note. As used in this definition, "Ratable Portion" for any Note means an amount equal to the product of (x) the Net Proceeds Amount being so applied to the payment of Senior Indebtedness of the Company multiplied by (y) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate principal amount of Senior Indebtedness of the Company.

                                 Schedule B-4

     "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     "Default Rate" means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2% over the rate of interest publicly announced from time to time by The Bank of New York in New York, New York (or its successor) as its "base" or "prime" rate.

     "Disposition Value" means, at any time, with respect to any property:

          (a) in the case of property that does not constitute Subsidiary Stock, the book value thereof, valued at the time of such disposition in good faith by the Company, and

          (b) in the case of property that constitutes Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding capital stock of such Subsidiary (assuming, in making such calculations, that all Securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Company.

     "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

     "Euro" or "(euro)" means the single currency of the Participating Member States.

                                  Schedule B-5

          As used in this definition:

               "Participating Member States" means the participating member states of the European Union signatory to the Treaty which adopted a single currency in accordance with the Treaty.

               "Treaty" means the Treaty establishing the European Community signed in Rome on March 25, 1957, as amended from time to time

     "Event of Default" is defined in Section 11.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     "Fair Market Value" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

     "Fixed Charges" means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with
GAAP): (a) all interest in respect of Indebtedness of the Company and its Subsidiaries (including imputed interest on Capital Lease Obligations in respect of Capital Leases of such Persons) deducted in determining Consolidated Net Income for such period plus (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period plus (c) all fixed amounts payable by the Company or any of its Subsidiaries in respect of such period under all leases (other than Capital Leases) of real or personal property having an original term (including any required renewals or renewals at the option of the lessor or the lessee) of one year or more, in each case deducted in the computation of such Consolidated Net Income.

     "Fixed Charge Coverage Ratio" means, at any time, the ratio of (a) net income plus interest expense plus Rentals plus taxes paid, to (b) interest expense plus Rentals, in each case for the period of four fiscal quarters then most recently ended, and determined on a consolidated basis for the Company and the Company's Subsidiaries in accordance with GAAP.

                                  Schedule B-6

     "Funded Debt" means, with respect to any Person, all Debt of such Person with a maturity more than one year after the creation of such Debt. Notwithstanding the foregoing, in the case of the Company and a Subsidiary, (a) any current portion of Funded Debt included in Consolidated Current Liabilities shall not be considered Funded Debt and (b) any Debt outstanding under a working capital or revolving credit agreement or similar agreement providing for borrowings (and renewals and extensions thereof) shall not be considered Funded Debt if all such Debt has been concurrently fully repaid for a period of at least 30 consecutive days during the 12 consecutive calendar month period most recently ended as of the date of any determination.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

     "Governmental Authority" means

          (a) the government of

               (i) the United States of America or any state or other political subdivision thereof, or

               (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or that asserts jurisdiction over any properties of the Company or any Subsidiary, or

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such indebtedness or obligation or any property constituting security therefor;

          (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income

                                  Schedule B-7
     statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

          (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

     "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

     "holder" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 14.1.

     "Indebtedness" means, with respect to any Person, without duplication,

          (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

          (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

          (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

                                  Schedule B-8

          (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

          (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

          (f) Swaps of such Person; and

          (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Without limitation of the foregoing, Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through
(g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

     "Institutional Investor" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

     "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

     "Make-Whole Amount" is defined in Section 8.6.

     "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

     "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the

                                  Schedule B-9

Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

     "Memorandum" is defined in Section 5.3.

     "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

     "Net Proceeds Amount" means, with respect to any Transfer of any property by any Person, an amount equal to the difference of

          (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus

          (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.

     "Note-Related Payment" is defined in Section 22.1.

     "Notes" is defined in Section 1.

     "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

     "Other Agreements" is defined in Section 2.

     "Other Purchasers" is defined in Section 2.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

                                 Schedule B-10

     "Preferred Stock" means any class of Capital Stock of a Person that is preferred over any other class of Capital Stock of such Person as to the payment of dividends or other equity distributions or the payment of any amount upon liquidation or dissolution of such Person.

     "Priority Debt" means, as of any date of determination, the sum of (a) Total Subsidiary Debt on such date and (b) all Debt of the Company outstanding on such date and secured by Liens not permitted by paragraphs (a) through (j), inclusive, of Section 10.3.

     "property or properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

     "Property Reinvestment Application" means, with respect to any Transfer of any property by any Person, the application by such Person of funds in an amount equal to the Net Proceeds Amount with respect to such Transfer to the acquisition by the Company or any Subsidiary of operating assets of the Company or any Subsidiary to be used in the ordinary course of business of the Company or such Subsidiary.

     "PTE" is defined in Section 6.2(a).

     "QPAM Exemption" is defined in Section 6.2(d).

     "Qualified Institutional Buyer" means any Person who is a "qualified institutional buyer" within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act (as in effect on the date of the Closing).

     "Rentals" means, with reference to any period, the aggregate fixed amounts payable by the Company and the Company's Subsidiaries, determined on a consolidated basis, under any leases of real or personal property having an original term (including any required renewals or any renewals at the option of the lessor or the lessee) of one year or more, but does not include any amounts payable under Capital Leases.

     "Required Holders" means, at any time, the holder or holders of at least 66-2/3% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

     "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

                                 Schedule B-11

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Senior Indebtedness" means any Indebtedness of the Company other than any Indebtedness that is in any manner subordinated in right of payment or security in any respect to Indebtedness evidenced by the Notes.

     "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

     "Series" is defined in Section 1.

     "Series A Note" is defined in Section 1(a).

     "Series B Note" is defined in Section 1(b).

     "Series C Note" is defined in Section 1(c).

     "Source" is defined in Section 6.2.

     "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

     "Subsidiary Stock" means, with respect to any Person, the stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of any Subsidiary of such Person.

     "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had

                                 Schedule B-12
terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

     "Total Subsidiary Debt" means, as of any date of determination, the total of all Debt of Subsidiaries of the Company outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

     "Transfer" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Stock. For purposes of determining the application of the Net Proceeds Amount in respect of any Transfer, the Company may designate any Transfer as one or more separate Transfers each yielding a separate Net Proceeds Amount. In any such case, the Disposition Value of any property subject to each such separate Transfer shall be determined by ratably allocating the aggregate Disposition Value of all property subject to all such separate Transfers to each such separate Transfer on a proportionate basis.

     "US Dollars" or "$" means lawful money of the United States of America,

     "Wholly-Owned Subsidiary" means, at any time, any Subsidiary 100% of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

                                 Schedule B-13

                                                                     EXHIBIT 1-A

                             [FORM OF SERIES A NOTE]

                        SENSIENT TECHNOLOGIES CORPORATION

                5.85% SERIES A SENIOR NOTE DUE NOVEMBER 29, 2006

No. R-____                                                                [Date]


$_________                                                     PPN:  81725T A* 1


     FOR VALUE RECEIVED, the undersigned, SENSIENT TECHNOLOGIES CORPORATION (herein called the "Company"), a corporation organized and existing under the laws of the State of Wisconsin, hereby promises to pay to _____________ or registered assigns, the principal sum of ____________________ DOLLARS ($_________ ) on November 29, 2006, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 5.85% per annum from the date hereof, payable semiannually on the 29th day of November and May in each year, commencing with the November or May next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 7.85% or (ii) 2% over the rate of interest publicly announced from time to time by The Bank of New York in New York, New York (or its successor) as its "base" or "prime" rate.

     Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the address shown in the register maintained by the Company for such purpose or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

     This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of November 29, 2001 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective purchasers named

                                  Exhibit 1-A-1
therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

     This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

     If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

     THIS NOTE AND THE NOTE PURCHASE AGREEMENTS ARE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.


                                                         SENSIENT TECHNOLOGIES
                                                         CORPORATION


                                                         By:
                                                            --------------------
                                                         Name:
                                                         Title:

                                  Exhibit 1-A-2

                                                                     EXHIBIT 1-B

                             [FORM OF SERIES B NOTE]

                        SENSIENT TECHNOLOGIES CORPORATION

                5.63% SERIES B SENIOR NOTE DUE NOVEMBER 29, 2006

No. R-                                                                    [Date]
      ----

(euro)                                                         PPN:  81725T A@ 9
      ---------

     FOR VALUE RECEIVED, the undersigned, SENSIENT TECHNOLOGIES CORPORATION (herein called the "Company"), a corporation organized and existing under the
laws of the State of Wisconsin, hereby promises to pay to               or
                `                                         -------------
registered assigns, the principal sum of                      EUROS
                                         --------------------
((euro)          ) on November 29, 2006, with interest (computed on the basis of
       ----------
a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 5.63% per annum from the date hereof, payable semiannually on the 29th day of November and May in each year, commencing with the November or May next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 7.63% or (ii) 2% over the rate of interest publicly announced from time to time by The Bank of New York in New York, New York (or its successor) as its "base" or "prime" rate.

     Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the address shown in the register maintained by the Company for such purpose or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

     This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of

                                  Exhibit 1-B-1

November 29, 2001 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

     This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

     If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

     THIS NOTE AND THE NOTE PURCHASE AGREEMENTS ARE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.


                                                           SENSIENT TECHNOLOGIES
                                                           CORPORATION


                                                           By:
                                                              ------------------
                                                           Name:
                                                         Title:

                                  Exhibit 1-B-2

                                                                     EXHIBIT 1-C

                             [FORM OF SERIES C NOTE]

                        SENSIENT TECHNOLOGIES CORPORATION

                5.63% SERIES C SENIOR NOTE DUE NOVEMBER 29, 2006

No. R-                                                                    [Date]
      ----

(euro)                                                         PPN:  81725T A# 7
      ---------

     FOR VALUE RECEIVED, the undersigned, SENSIENT TECHNOLOGIES CORPORATION (herein called the "Company"), a corporation organized and existing under the
laws of the State of Wisconsin, hereby promises to pay to               or
                                                          -------------
registered assigns, the principal sum of                      EUROS
                                         --------------------
((euro)          ) on November 29, 2006, with interest (computed on the basis of
       ----------
a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 5.63% per annum from the date hereof, payable semiannually on the 29th day of November and May in each year, commencing with the November or May next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 7.63% or (ii) 2% over the rate of interest publicly announced from time to time by The Bank of New York in New York, New York (or its successor) as its "base" or "prime" rate.

     Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the address shown in the register maintained by the Company for such purpose or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

     This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of November 29, 2001 (as from time to time amended, the "Note Purchase

                                  Exhibit 1-C-1

Agreements"), between the Company and the respective purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

     This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

     If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

     THIS NOTE AND THE NOTE PURCHASE AGREEMENTS ARE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.


                                                           SENSIENT TECHNOLOGIES
                                                           CORPORATION


                                                           By:
                                                              ------------------
                                                           Name:
                                                           Title:

                                  Exhibit 1-C-2

                                  Exhibit 1-C-3

                                                               EXHIBIT 4.4(a)(i)

                 [FORM OF OPINION OF SPECIAL COUNSEL TO COMPANY]

November 29, 2001

To Each of the Addressees
Listed in Schedule I Hereto:

                        Sensient Technologies Corporation

Dear Sirs:

          We have acted as special counsel to Sensient Technologies Corporation, a Wisconsin corporation (the "Company"), in connection with the negotiation, execution and delivery today of the separate Note Purchase Agreements, dated as of November 29, 2001 (the "Note Purchase Agreements"), entered into by the Company with each of the purchasers named in Schedule A thereto.

     The opinions expressed below are furnished to you at the request of the Company pursuant to Section 4.4(a)(i) of the Note Purchase Agreements. Capitalized terms used herein without definition have the respective meanings set forth in Schedule B to the Note Purchase Agreements.

     In arriving at the opinions expressed below, we have examined and relied on the following (including, but not limited to, the representations and warranties as to factual matters contained therein):

          (a) originals, or copies certified or otherwise identified to our satisfaction, of the Note Purchase Agreements and the Notes purchased by you today pursuant thereto (collectively, the "Documents"); and

          (b) such corporate documents and records of the Company and such other instruments and certificates of public officials, officers and representatives of the Company and other Persons as we have deemed necessary or appropriate for the purposes of this opinion; and

          (c) we have made such investigations of law as we have deemed appropriate as a basis for this opinion.

          In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (a) the
                                                                -
     authenticity of all documents submitted to

                               Exhibit 4.4(a)(i)
us as originals, (b) the genuineness of all signatures on all documents that we
                  -
examined, (c) the conformity to authentic originals of documents submitted to us
           -
as certified, conformed or photostatic copies, (d) that the Company is validly
                                                -
existing as a Wisconsin corporation and has the corporate power and authority to enter into, and perform its obligations under, the Documents and (e) the due
                                                                  -
authorization, execution and delivery of each of the Documents by each party thereto.

     Based upon and subject to the foregoing and the qualifications hereinafter set forth, we are of the following opinion:

     1. Each of the Documents constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

     2. Neither the execution and delivery by the Company of the Documents nor the performance of the obligations thereunder by the Company (a) requires the
                                                              -
consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority of the United States or the State of New York, except for (i) any such consents, approvals, authorizations, registrations,
            -
filings or declarations that have been obtained or made and remain in effect and
(ii) any other consents, approvals, authorizations, registrations, filings or
 --
declarations that are not material and if not made, obtained or done, would not affect the enforceability of the Documents, or (b) violates any law, rule or
                                                -
regulation of the United States or the State of New York known to us to be applicable to the Company or any of its material properties.

     3. The registration of the Notes under the Securities Act is not required for the offer, issuance, sale and delivery of the Notes by the Company in the manner contemplated by the Note Purchase Agreements and the Memorandum. We express no opinion as to when and under what circumstances the Notes may otherwise be resold. No qualification of an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended, is required in connection with such offer and sale.

     Our opinion set forth above is subject to the effects of (a) bankruptcy,
                                                               -
insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights or remedies generally, (b) general equitable principles (whether considered in a
                     -
proceeding in equity or at law), (c) an implied covenant of good faith,
                                  -
reasonableness and fair dealing, (d) applicable state laws and interpretations
                                  -
which may affect the validity or enforceability of certain remedies provided for in the Documents, which limitations, however, do not, in our opinion, make the remedies provided for therein inadequate for the practical realization of the rights and benefits intended to be provided thereby (subject to the other qualifications expressed herein), and (e) limitations on enforceability of
                                       -
rights to indemnification under Federal or state securities laws or regulations or to the extent any indemnification would violate public policy. We express no opinion as to (1) the enforceability of any waiver of any statutory right, (2)
               -                                                            -
the waiver of inconvenient forum set forth in Section 23.8(b) of the Note Purchase Agreements, or (3) the provisions of Section 23.6 of the Note Purchase
                         -
Agreements.

                               Exhibit 4.4(a)-2

     We express no opinion as to the validity, binding effect or enforceability of any provision of the Documents that purports to waive, release or vary any right of, or any duties owing to, any holder of any Notes, to the extent limited by provisions of applicable law.

     We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and those federal laws of the United States of America which, in our experience, are generally applicable to transactions of this type. In particular (and without limiting the generality of the foregoing), we express no opinion as to the laws of any country (other than the federal laws of the United States of America) or as to the effect of such laws (whether limiting, prohibitive or otherwise) on any of the rights or obligations of any holder of Notes. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New
York) in which any holder of any Notes is located which limits the rate of interest that such holder may charge or collect.

     The opinions expressed herein are solely for your benefit and, without our prior consent, neither our opinion nor this opinion letter may be disclosed publicly to or relied upon by any other person, except that any holder of a Note
(a) may show this opinion letter to a prospective transferee, and provide a copy
 -
of this opinion letter to a transferee, of a Note transferred in accordance with the applicable Note Purchase Agreement and (b) may show a copy of this opinion
                                            -
letter to any governmental authority pursuant to requirements of applicable law or regulations or the United States National Association of Insurance Commissioners or any rating agency reviewing the investment holdings of such holder.

     Very truly yours,

                                Exhibit 4.4(a)-3

                                                              EXHIBIT 4.4(a)(ii)

              [FORM OF OPINION OF GENERAL COUNSEL FOR THE COMPANY]

                                November 29, 2001

To Each of the Addressees
 Listed on Schedule I Hereto:
------------------------------

                        Sensient Technologies Corporation
                        ---------------------------------

Dear Sirs:

     I am Vice President, Secretary and General Counsel of Sensient Technologies Corporation, a Wisconsin corporation (the "Company"), and I am furnishing this opinion to you pursuant to Section 4.4(a)(ii) of the separate Note Purchase Agreements, dated as of November 29, 2001 (the "Note Purchase Agreements"), entered into by the Company with each of the purchasers named in Schedule A thereto. Unless otherwise defined herein, capitalized terms defined in the Note Purchase Agreements are used herein as defined therein.

     In arriving at the opinions expressed below, I have examined and relied on the following (including, but not limited to, the representations and warranties as to factual matters contained therein):

     1. originals, or copies certified or otherwise identified to our satisfaction, of the Note Purchase Agreements and the Notes purchased by you today pursuant thereto (collectively, the "Documents");

     2. such corporate documents and records of the Company and such other instruments and certificates of public officials, officers and representatives of the Company and other Persons as I have deemed necessary or appropriate for the purposes of this opinion; and

     I have made such investigations of law as I have deemed appropriate as a basis for this opinion.

     In rendering the opinions expressed below, I have assumed, with your permission, without independent investigation or inquiry, (a) the authenticity
                                                           -
of all documents submitted to us as originals, (b) the genuineness of all
                                                -
signatures on all documents that I examined and (c) the conformity to authentic
                                                 -
originals of documents submitted to us as certified, conformed or photostatic copies.

     Based upon and subject to the foregoing and the qualifications hereinafter set forth, I am of the opinion that:

                               Exhibit 4.4(a)(ii)

     1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Wisconsin and has the corporate power and authority to own and operate its respective property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged. The Company is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     2. The Company has the corporate power and authority to execute, deliver and perform its obligations under the Documents and to issue and deliver the Notes. The execution, delivery and performance by the Company of the Documents and the consummation of the transactions set forth therein have been duly authorized and approved by all necessary corporate action of the Company.

     3. The Documents have been duly executed and delivered on behalf of the Company.

     4. Except for (a) any consents, approvals, authorizations, registrations, filings or declarations that have been obtained or made and remain in effect and (b) any other consents, approvals, authorizations, registrations, filings or declarations that are not material and if not made, obtained or done, would not affect the enforceability of the Documents, no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority of the United States or the State of Wisconsin is required to be obtained or made by the Company in connection with its execution, delivery or performance of the Documents.

     5. The execution and delivery by the Company of the Documents, the issue and sale of the Notes, and the performance by the Company of its obligations under the Documents, all as provided therein, (x) will not violate (i) the articles of incorporation or bylaws of the Company,
          (ii) any existing judgment, order or decree known to me of any arbitrator, court or other governmental authority binding upon the Company or to which the Company is subject, (iii) any existing law, rule or regulation of the United States or the State of Wisconsin applicable to the Company or (iv) any material agreement known to me and binding upon the Company, and (y) will not result in, or require, the creation or imposition of any Lien on any of the properties or revenues of the Company. Neither the issuance of the Notes, nor the intended use of the proceeds of the Notes (as set forth in Section
          5.14 of the Note Purchase Agreement), will violate Regulations T, U or X of the Federal Reserve Board.

     6. To my knowledge, there are no pending or overtly threatened actions or proceedings against the Company before any court, governmental agency or other regulatory authority or arbitrator which purport to affect the legality, validity, binding effect or enforceability of the Documents or which could reasonably be

                                Exhibit 4.4(a)-2
          expected to have a Material Adverse Effect on the financial condition or operations of the Company.

     7. None of the Company, any Person controlling the Company, or any Subsidiary of the Company is an "Investment Company" within the meaning of the Investment Company Act of 1940.

     8. The Company is not a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     9. The rates of interest provided in the Documents do not violate any law, rule or regulation of the Sate of Wisconsin relating to interest or usury.

          I am admitted to the bar in the State of Connecticut. I express no opinion as to the laws of any jurisdiction other than the State of Connecticut and the laws of the United States of America, except that insofar as the foregoing opinions relate to matters of Wisconsin law, I have reviewed relevant areas of Wisconsin law and have satisfied myself with respect thereto to the extent necessary to express such opinions. This opinion speaks only as of the date hereof and I assume no responsibility to update my opinion due to any change in fact or law.

          The opinions expressed herein are solely for your benefit and, without my prior consent, neither my opinion nor this opinion letter may be disclosed publicly to or relied upon by any other person, except that any holder of a Note
(a) may show this opinion letter to a prospective transferee, and provide a copy
 -
of this opinion letter to a transferee, of a Note transferred in accordance with the applicable Note Purchase Agreement and (b) may show a copy of this opinion
                                            -
letter to any governmental authority pursuant to requirements of applicable law or regulations or the United States National Association of Insurance Commissioners or any rating agency reviewing the investment holdings of such holder.

                                          Very truly yours,

                                Exhibit 4.4(a)-3

                                                                  EXHIBIT 4.4(b)

               [FORM OF OPINION OF SPECIAL COUNSEL TO PURCHASERS]

November 29, 2001

To the Purchasers Listed on
Annex 1 Hereto:

Re:  Sensient Technologies Corporation (the "Company")
     $30,000,000 5.85% Series A Senior Notes due November 29, 2006
     (euro)94,033,000 5.63% Series B Senior Notes due November 29, 2006
     (euro)40,000,000 5.63% Series C Senior Notes due November 29, 2006

Ladies and Gentlemen:

     We have acted as your special counsel in connection with (i) those certain separate Note Purchase Agreements (collectively, the "Note Purchase Agreement"), dated as of November 29, 2001, between the Company and you and (ii) the transactions contemplated thereby. Capitalized terms used herein and not otherwise defined shall have the respective meanings given such terms in the Note Purchase Agreement. This opinion is delivered to you pursuant to Section 4.4(b) of the Note Purchase Agreement.

     Our representation of you has been as special counsel for the purposes stated above.

     As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied, with your permission, entirely upon (a) the representations and warranties of the Company and you set forth in the Note Purchase Agreement and (b) certificates of certain officers of the Company delivered in connection with the Closing, and have assumed, without independent inquiry, the accuracy of those representations, warranties, and certificates.

     In connection with this opinion, we have examined originals or copies of the following documents:

          (i) the Note Purchase Agreement;

          (ii) the Company's 5.85% Series A Senior Notes due November 29, 2006, in the aggregate principal amount of Thirty Million Dollars ($30,000,000) (the "Series A Notes"), dated the date hereof, in the form of Exhibit 1-A to the Note Purchase Agreement, issued by the Company and registered in the names, in the principal amounts, and with the registration numbers set forth in Schedule A to the Note Purchase Agreement;

                                 Exhibit 4.4(b)

          (iii) the Company's 5.63% Series B Senior Notes due November 29, 2006, in the aggregate principal amount of [Ninety-Four Million Thirty-Three Thousand Euros ((euro)94,033,000)] (the "Series B Notes"), dated the date hereof, in the form of Exhibit 1-B to the Note Purchase Agreement, issued by the Company and registered in the names, in the principal amounts, and with the registration numbers set forth in Schedule A to the Note Purchase Agreement;

          (iv) the Company's 5.63% Series C Senior Notes due November 29, 2006, in the aggregate principal amount of Forty Million Euros ((euro)40,000,000) (the "Series C Notes", and, together with the Series A Notes and the Series B Notes, the "Notes"), dated the date hereof, in the form of Exhibit 1-C to the Note Purchase Agreement, issued by the Company and registered in the names, in the principal amounts, and with the registration numbers set forth in Schedule A to the Note Purchase Agreement;

          (v) the certificate of incorporation of the Company (the "Company's Charter") certified by the Secretary of State of the State of Delaware;

          (vi) the bylaws of the Company (the "Company Bylaws") certified by its Secretary as of the date hereof as being true, complete and correct and in full force and effect (the Company's Bylaws and the Company's Charter being referred to sometimes herein as the "Company's Governing Documents");

          (vii) a certificate of an officer of the Company, dated the date hereof, as required by Section 4.3(a) of the Note Purchase Agreement, with respect to the matters set forth therein;

          (viii) the opinion of Debevoise & Plimpton, special counsel for the Company, dated the date hereof and delivered to you pursuant to Section 4.4(a)(i) of the Note Purchase Agreement; and

          (ix) the opinion of John L. Hammond, Esq. General Counsel for the Company, dated the date hereof and delivered to you pursuant to Section 4.4(a)(ii) of the Note Purchase Agreement.

     The documents referenced in clauses (i) through (iv) above are hereinafter referred to collectively as the "Transaction Documents."

     In addition to the documents identified above, we have examined such corporate and public records and agreements, instruments, certificates and other documents as we have deemed necessary or appropriate for the purposes of this opinion. Based on such investigation as we have deemed appropriate, the opinions referred to in clauses (viii) and (ix) above are satisfactory in form and scope to us and, in our opinion, you are justified in relying thereon.

                                 Exhibit 4.4(b)

     We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, the legal competence of each individual executing any document and that each Person executing the Transaction Documents validly exists, has the power, authority and legal right to enter into and perform its obligations under the Transaction Documents, and is qualified to do business and in good standing under the laws of its jurisdiction of incorporation and each jurisdiction where such qualification is required generally or is necessary in order for such party to enforce its rights under such documents and that such Transaction Documents have been duly authorized, executed and delivered by, and, as to Persons other than the Company, are binding upon and enforceable against, such Persons.

     For purposes of this opinion, we have made such examination of law as we have deemed necessary. This opinion is limited solely to the internal substantive laws of the State of New York as applied by courts located in the State of New York without regard to choice of law and the federal laws of the United States of America and we express no opinion as to the laws of any other jurisdiction. In particular, our opinion in paragraph 2 below is based solely on a review of the Company's Governing Documents and not on any review or analysis of the law of the jurisdiction of organization of the Company, including statutes, rules or regulations or any interpretations thereof by any court, administrative body or other Governmental Authority. In addition, we note that the Transaction Documents contain provisions stating that they are to be governed by the laws of the State of New York (a "Chosen-Law Provision"). Except to the extent that such a Chosen-Law Provision is made enforceable by New York General Obligations Law section 5-1401 as applied by New York state courts or federal courts applying New York choice of law rules, no opinion is given herein as to any Chosen-Law Provision, or otherwise as to the choice of law or internal substantive rules of law that any court or other tribunal may apply to the transactions contemplated by the Transaction Documents. Further, except as set forth in paragraph 4 below, we express no opinions as to any federal or state tax, antitrust or securities or "blue sky" laws of any jurisdiction.

     Our opinion is further subject to the following exceptions, qualifications and assumptions, all of which we understand to be acceptable to you:

          (a) The enforcement of any obligations of any Person under the Transaction Documents or otherwise may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' rights); and we express no opinion as to the status under any fraudulent conveyance laws or fraudulent transfer laws of any of the obligations of any Person under the Transaction Documents or otherwise.

          (b) We express no opinion as to the availability of any specific or equitable relief of any kind.

                                 Exhibit 4.4(b)

          (c) The enforcement of any of your rights may in all cases be subject to an implied duty of good faith and fair dealing and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

          (d) We have assumed without any independent investigation that each of the Transaction Documents is a valid and binding obligation of the Company to the extent that laws other than those of the State of New York are relevant thereto (other than the laws of the United States of America, but only to the limited extent the same may be applicable to the Company and relevant to our opinions expressed below).

          (e) We express no opinion as to the enforceability of any particular provision of the Transaction Documents relating to (i) waivers of any applicable defenses, setoffs, recoupments, or counterclaims; (ii) waivers or variations of legal provisions or rights which are not capable of waiver or variation under applicable law; (iii) waivers of rights to object to jurisdiction or venue, or consents to jurisdiction or venue; (iv) waivers of rights to (or methods of) service of process, or rights to trial by jury, or other rights or benefits bestowed by operation of law; (v) exculpation or exoneration clauses and clauses relating to releases or waivers of unmatured claims or rights; and (vi) provisions of the Transaction Documents rendered ineffective or unenforceable by Sections 2A-303, 9-406, 9-407 and 9-408 of the Uniform Commercial Code of New York.

          (f) Our opinion in paragraph 3 below is based solely on a review of generally applicable laws of the State of New York and the United States of America and not on any search with respect to, or review of, any orders, decrees, judgments or other determinations specifically applicable to the Company.

          (g) We express no opinion as to the effect of suretyship defenses, or defenses in the nature thereof, with respect to the obligations of any guarantor, joint obligor, surety, accommodation party, or other secondary obligor.

          (h) This opinion speaks as of the date hereof and does not address additional or changed facts, or changes in law, of which we may become aware after the date hereof, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

          (i) We assume that the statements regarding delivery and receipt of documents and money referred to in the cross-receipt between you and the Company are true and correct.

     Based upon the foregoing, and subject to the limitations and qualifications set forth below, we are of the opinion that:

     1. Each of the Transaction Documents constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms.

                                 Exhibit 4.4(b)

     2. The execution and delivery by the Company of the Transaction Documents on the date hereof does not, and the performance by the Company of its obligations under such Transaction Documents will not, constitute a violation of any of the provisions of the Company's Governing Documents or any applicable New York Statute, rule or regulation to which the Company is subject.

     3. No consent, approval or authorization of, or designation, declaration, filing, registration, qualification or recordation with, any Governmental Authority is required under the laws of the State of New York or the United States of America in connection with (a) the execution and delivery by the Company of each of the Transaction Documents, or (b) the offer, issue, sale or delivery of the Notes by the Company under the circumstances contemplated by the Note Purchase Agreement.

     4. It is not necessary in connection with the offering, issuance, sale and delivery of the Notes delivered to you today under the circumstances contemplated by the Transaction Documents, to register the Notes under the Securities Act of 1933, as amended, or to qualify an indenture in respect of the issuance of the Notes under the Trust Indenture Act of 1939, as amended.

     This opinion is delivered solely to you and for your benefit in connection with the Transaction Documents and may not be relied upon by you for any other purpose or relied upon by any other person or entity (other than future holders of Notes acquired in accordance with the terms of the Transaction Documents) for any reason without our prior written consent.

                                                    Very truly yours,


                                                    BINGHAM DANA LLP

                                 Exhibit 4.4(b)